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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of Earliest Event Reported): July 16, 2001


                               VENTIV HEALTH, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


             0-30318                                     52-2181734
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     (Commission File Number)               (I.R.S. Employer Identification No.)


1114 AVENUE OF THE AMERICAS                                        10036
NEW YORK, NEW YORK
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(Address of Principal Executive offices)                         (Zip Code)


                                 (212) 768-8000
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               (Registrant's Telephone Number, Including Area Code


                                       N/A
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          (Former Name or Former Address, if changed Since Last Report)

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NY2:\1014810\02\LR1602!.DOC\79008.0003
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Item 5.    Other Events.
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           Ventiv Health, Inc. today announced that Bristol-Myers Squibb ("BMS")
has advised the Company of its plans regarding Monopril and Cefzil, the two products currently being promoted by the Company under its existing arrangement with BMS.

           BMS plans to promote one of the brands internally as of January 2002. In addition, BMS is planning to make a strategic decision on the future of the other brand. As a result, services currently being provided to BMS under the current contract with BMS will cease effective December 31, 2001.


Item 9.    Regulation FD Disclosure.
           ------------------------

           The Company announced in a conference call today that due to revenue share performance of certain products and recent and anticipated new business that will not begin generating revenue until late in 2001, the Company expects full year revenue to be slightly below the guidance range provided in January 2001, and to be approximately $450-$490 million. The Company expects second quarter 2001 revenue of approximately $103 million and third quarter 2001 revenue of approximately $105-$115 million. Given these reduced revenue expectations, the Company is also modifying its full year EBIT expectations to approximately $28-$31 million, and expects to record approximately $4.0-$4.5 million in the second quarter and $4.0-$5.0 million in the third quarter. While these changes reduce expectations for 2001, the Company continues to expect that results in 2001 (taking into account the effect of the start-up of Bristol-Myers Squibb in 2000), 2002 and beyond will achieve previously stated targets of annual revenue growth in the 15%-20% range and EBIT growth in the 18%-20% range.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 - A CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

           Statements included in this discussion in this Report on Form 8-K relating, but not limited, to future revenues, capital requirements, growth rates, cash flows and operational performance are forward-looking statements that involve certain known and unknown risks and uncertainties. Factors that may cause results, performance or achievements expressed or implied by such forward-looking statements to differ from actual results include, among other thing, the availability of financing, technological, regulatory or other developments in Ventiv's business, changes in the pharmaceutical industry, uncertainty related to the continued growth of pharmaceutical outsourcing, changes in the competitive climate in which Ventiv operates, Ventiv's ability to maintain large client contracts or enter into new contracts, uncertainties related to future incentive payments and earnings generated through revenue sharing arrangements and the emergence of future opportunities and other factors more fully described under the caption "Risk Factors" set forth below in this Report on Form 8-K.

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RISK FACTORS

Dependence on Expenditures by Companies in the Life Sciences Industries

           Our revenues are highly dependent on promotional, marketing and sales expenditures by companies in the life sciences industries, including the pharmaceutical, medical device, diagnostics and biotechnology industries. Promotional, marketing and sales expenditures by pharmaceutical manufacturers have in the past been, and could in the future be, negatively impacted by, among other things, governmental reform or private market initiatives intended to reduce the cost of pharmaceutical products or by governmental, medical association or pharmaceutical industry initiatives designed to regulate the manner in which pharmaceutical manufacturers promote their products. Furthermore, the trend in the life sciences industries toward consolidation, by merger or otherwise, may result in a reduction in the use of contract sales providers.

Dependence on Trend Toward Outsourcing in the Life Sciences Industries

           Our business and growth depend in large part on the progression of the trend in the pharmaceutical and life sciences industries toward the outsourcing of marketing and sales services. We can give no assurance that this trend in outsourcing will continue, as companies may elect to perform such services internally. A significant change in the direction of this trend generally, or a trend in the pharmaceutical or life sciences industries, not use, or to reduce the use of, outsourced marketing and sales services such as those that we provide, would have a material adverse effect on our business.

Risk-based Contracts

           Particularly in the U.S., Ventiv has seen an increase in demand from clients for incentive-based and revenue sharing arrangements, Ventiv is typically paid a fixed fee and, in addition, has an opportunity to increase its earnings based on the market performance of the products being detailed in relation to targeted sales volumes, salesforce performance metrics or a combination thereof. Under revenue sharing arrangements, Ventiv's compensation is based on the market performance of the products being detailed, usually expressed as a percentage of products sales. Ventiv expects this trend to continue and, as a result, revenues derived from these arrangements inherently transfer some market risk from clients to the Company. In addition, these arrangements can result in variability in revenue and earnings due to seasonality of product usage, changes in market share, new product introductions, overall promotional efforts and other market related factors.


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Risk Associated with Our International Operations and Expansion in the United
Kingdom and Continental Europe

           Ventiv has a number of operations in the United Kingdom and continental Europe. The following are the material risks inherent in conducting our international operations:

         o        difficulties in complying with a variety of foreign laws,

         o effects of governmental regulation on the demand for pharmaceutical products, particularly new products,

         o        unexpected changes in regulatory requirements,

         o        difficulties in staffing and managing foreign operations,

         o        potentially adverse tax consequences,

         o        foreign currency risk, and

         o the risk of economic downturn in non-U.S. locations where Ventiv does business.

           We cannot assure you that one or more of these factors will not have a material adverse effect on our international operations and consequently on our business, financial condition and results of operations. The U.S. dollar value of our foreign-generated revenues varies with currency exchange rate fluctuations. Significant increases in the value of the U.S. dollar relative to the British Pound, French Franc, or German Mark, could have a material adverse effect on our results of operations. We continually evaluate our exposure to exchange rate risk but do not currently hedge this risk.

Management of Our Growth

           Ventiv has grown rapidly over the past several years. Our continued growth depends to a significant degree on our ability to successfully leverage our existing infrastructure to perform services for new clients, as well as on our ability to develop and successfully implement new marketing methods or channels for new services. Our continued growth will also depend on a number of other factors, including our ability to maintain the high quality of the services we provide to our customers and to increase our penetration with existing customers; to recruit, motivate and retain qualified personnel; and to economically train existing sales representatives and recruit new sales representatives. Our continued growth will also require us to implement enhanced operational and financial systems and additional management resources. We cannot assure you that we will be able to manage our expanding operations effectively or that we will be able to maintain our growth. If we are unable to manage


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growth effectively, this could materially adversely affect our business, financial condition and results of operations.

Reliance on Technology; Risk of Business Interruption

           We have invested significantly in sophisticated and specialized computer technology and have focused on the application of this technology to provide customized solutions to meet many of our clients' needs. We have also invested significantly in sophisticated end-user databases and software that enable us to market our clients' products to targeted markets. We anticipate that it will be necessary to continue to select, invest in and develop new and enhanced technology and end-user databases on a timely basis in the future in order to maintain our competitiveness. In addition, our business is dependent on our computer equipment and software systems, and the temporary or permanent loss of these equipment or systems, through casualty or operating malfunction, could have a material adverse effect on our business. Our property and business interruption insurance may not adequately compensate us for all losses that we may incur in any such event.

Government Regulation of Handling and Distribution of Pharmaceutical Samples

           In connection with the handling and distribution of samples of pharmaceutical products, we are subject to regulation by the Prescription Drug Marketing Act of 1987 and other applicable federal, state and local laws and regulations in the United States and certain regulations in the United Kingdom, France, Germany and the European Union. These laws regulate the distribution of drug samples by mandating storage, handling and record-keeping requirements for drug samples and by banning the purchase or sale of drug samples. In certain jurisdictions, including the United Kingdom and France, pharmaceutical sales representatives are subject to examination and licensing requirements under local law and industry guidelines. Our physician education services are subject to a variety of foreign, federal and state regulations relating to both the education of medical professionals and the marketing and sales of pharmaceuticals. In addition, certain ethical guidelines promulgated by the American Medical Association govern the receipt by physicians of gifts in connection with the marketing of healthcare products. These guidelines govern the honoraria and other items of value which AMA physicians may receive, directly or indirectly, from pharmaceutical companies. Ventiv follows similar guidelines in effect in other countries where it provides services. Any changes in these regulations and guidelines or their application could have a material adverse effect on our business. Failure to comply with these requirements could result in the imposition of fines, loss of licenses and other penalties and could have a material adverse effect on Ventiv.

Government Regulation of Pharmaceutical and Life Sciences Industries

           Pharmaceutical manufacturers and the healthcare industry, in general, are subject to significant U.S. federal and state, U.K., French, Hungarian, Austrian, German and European Union regulation. In particular, regulations


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affecting the pricing or marketing of pharmaceuticals could make it uneconomical or infeasible for pharmaceutical companies to market their products through medical marketing detailers. Other changes in the domestic and international regulation of the pharmaceutical industry could also have a material adverse effect on Ventiv.













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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                               VENTIV HEALTH, INC.

                               By: /s/ Joseph S. Durko
                                   --------------------------------------------
Date: July 16, 2001                Name: Joseph S. Durko
                                   Title: Vice President, Finance & Secretary
                                   (Principal Accounting and Financial Officer)

















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